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                                                                      EXHIBIT 21

                       LIST OF SUBSIDIARIES OF REGISTRANT



          Name of Subsidiary                         State or Other Jurisdiction
                                                     of Incorporation
          -----------------------------------------  ----------------

          O'Brien Energy Services Company            Delaware
          O'Brien Thermal Technologies               Delaware
          O'Brien Parlin Supply Corporation          Delaware
          O'Brien Newark Supply Corporation          Delaware
          NRGG (Newark) Cogeneration, Inc.           Delaware
          NRGG (Parlin) Cogeneration, Inc.           Delaware
          SDN Power, Inc.                            Delaware
          NRGG (Asia), Inc.                          Delaware
          Power Service Company                      Delaware
          O'Brien (Philadelphia) Cogeneration, Inc.  Delaware
          O'Brien Fuels, Inc.                        Delaware
          O'Brien Mobile Power Rental Company        Delaware
          O'Brien Power Equipment, Inc.              Texas
          American Thermotech, Inc.                  Delaware
          American Hydrotherm Corp.                  New York
          Burr Controls, Inc.                        New York
          O.B. Power Plant, Ltd.                     United Kingdom
          Puma Manufacturing Ltd.                    United Kingdom
          Puma Export Finance, Ltd.                  United Kingdom
          Puma Freight Forwarding Ltd.               United Kingdom
          Puma Far East Ltd.                         United Kingdom
          Enercol Energy Systems, Ltd.               United Kingdom
          O'Brien Energy Europe                      United Kingdom